CONSENT OF INDEPENDENT AUDITORS




We consent to the inclusion in the Registration Statement of the Franklin Strategic Series on Form N-14, File No. 811-6243 of our report dated June 2, 1995 on our audit of the financial statements and financial highlights of the Funds for the year ended April 30, 1995. We also consent to the reference to our firm included under Item No. 14.





                                   /s/ Coopers & Lybrand, L.L.P.



San Francisco, California
December 15, 1995